LEASE made as of the 1st day of December, 1995, between 230 PARK AVENUE ASSOCIATES, having an office at 60 East 42nd Street, New York, New York 10165 hereinafter referred to as "Landlord" or "Lessor" and HAMBRECHT & QUIST, L.L.C., having an office located at 230 Park Avenue, New York, New York 10169 hereinafter referred to as "Tenant" or "Lessee".

WITNESSETH:    Landlord hereby leases to Tenant and Tenant hereby hires from
Landlord the entire rentable portions of the 20th and 21st floors approximately as indicated on the plans collectively annexed hereto and made a part hereof as Exhibit A and as more particularly described in Article 56 hereof (said space is hereinafter called the "premises") in the building known as 230 Park Avenue ("the building") in the County of New York, City of New York, for a term of eleven (11) years to commence on the 1st day of March 1996, and to expire on the 28th day of February, 2007 , or until such term shall sooner end as in Article l2 and elsewhere herein provided, both dates inclusive, at a fixed annual rental (subject to Articles 23 and 41) at the annual rate of

$1,020,136.00 per annum from March 1, 1996 through February 29, 2000 $1,041,452.00 per annum from March 1, 2000 through February 28, 2007

[Insert A]

Lessor and Lessee covenant and agree:

                                    PURPOSE.

     1.   Lessee shall use and occupy the premises only for [Insert 1A]

                            RENT AND ADDITIONAL RENT.

     2. Lessee agrees to pay rent as herein provided at the office of Lessor or such other place as Lessor may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City Clearing House Bank, and without any set off or deduction whatsoever [Insert 2B]. Any sum other than fixed rent payable hereunder shall be deemed additional rent and due [Insert 2A].

                                   ASSIGNMENT.

     3. [Insert 3A] Lessee nor Lessee's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this lease, or sublet or permit all or part of the premises to be used by others, without the prior written consent of Lessor in each instance. The transfer of a majority of the issued and outstanding capital stock of any corporate lessee or sublessee of this lease or a majority of the total interest in any partnership lessee or sublessee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease or of such sublease [Insert 3B]. If without Lessor's written consent this lease is assigned, or the premises are sublet or occupied by anyone other than Lessee, Lessor may accept the rent from such assignee, subtenant or occupant, and apply the net amount thereof to the rent herein reserved, but no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Lessor to an assignment or subletting shall not relieve Lessee from the obligation to obtain Lessor's written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Lessor's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease.

                                    DEFAULT.

     4. Lessor may terminate this lease on [Insert 4A] days' notice: (a) if rent or additional rent is not paid within [Insert 4B] days after written notice from Lessor, or (b) if Lessee shall have failed to cure a default in the performance of any covenant of this least (except the payment of rent), or any rule or regulation hereinafter set forth, within [Insert 4C] days after written notice thereof from Lessor, or if default cannot be completely cured in such time, if Lessee shall not promptly proceed to cure such default within said [Insert 4C] days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed [Insert 4D] Lessee or if Lessee shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Lessee's property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Lessee; or
(f) [Insert 4E] or (g) if Lessee shall default beyond any grace period under any other lease between Lessee and Lessor.

     At the expiration of the [Insert 4F] day notice period, this lease and any rights of renewal or extension shall terminate as completely as if that were the date originally fixed for expiration of the term of this lease, but Lessee shall remain liable as hereinafter provided.

                                 RELETTING, ETC.

     5. If Lessor shall re-enter the premises on the default of Lessee [Insert 5A], by summary proceedings or otherwise: (a) Lessor may re-let the premises or any part thereof as Lessee's agent, in the name of Lessor, or otherwise, for a term shorter or longer than the balance of the team of this lease, and may grant concessions or free rent. (b) Lessee shall pay Lessor any deficiency between the rent hereby reserved and the net amount of any rents collected by Lessor for the remaining term of this lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Lessor shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Lessee's liability hereunder. In computing the net amount of rents collected through such re-letting, Lessor may deduct all [Insert 5B] expenses incurred in obtaining possession or re-letting the premises, including [Insert 5B] attorneys' fees, [Insert 5B] brokerage fees, the cost of restoring the premises to good order, and the cost of all alterations and decorations deemed necessary by Lessor to effect re-letting. In no event shall Lessee be entitled to a credit or repayment for rerental income which exceeds the sums payable by Lessee hereunder or which covers a period after the original term of this lease. (c) Lessee hereby expressly waives any right of redemption granted by any present or future law. "Re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Lessor shall have the right of injunction. Mention herein of any particular remedy shall not preclude Lessor from any other available remedy. (d) Lessor shall recover as liquidated damages, in addition to accrued rent and other charges, if Lessor's re-entry is the result of Lessee's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

     If Lessor re-enters the premises for any cause [Insert 5C], or if Lessee abandons or vacates the premises [Insert 5D], and after the expiration of the term of this lease, any property left in the premises by Lessee shall be deemed to have been abandoned by Lessee, and Lessor shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Lessee. If Lessee shall at any time default hereunder [Insert 5E], and if Lessor shall institute an action or summary proceedings against Lessee based upon such default, then Lessee will reimburse Lessor for the expense of reasonable attorneys' fees and disbursements thereby incurred by Lessor.

                            LESSOR MAY CURE DEFAULTS.

     6. If Lessee shall default in performing any covenant or condition of this lease [Insert 6A], Lessor may perform the same for the account of Lessee, and Lessee shall reimburse Lessor for any [Insert 6B] expense incurred therefor, which obligation shall survive the expiration or sooner termination of the term of this lease.

                                  ALTERATIONS.

     7. Lessee shall make no alteration, addition or improvement in the premises, without the prior written consent of Lessor [Insert 7A], only by contractors or mechanics and in such manner and with such materials as shall be approved by Lessor [Insert 7B]. All alterations, additions or improvements to the premises, including window and central air-conditioning equipment and duct work, except movable office furniture and equipment installed at the expense of Lessee, shall, unless Lessor elects otherwise in writing [Insert 7C], become the property of Lessor [Insert 7D]and shall be surrendered with the premises at the expiration of this lease. Any such alterations, additions and improvements which Lessor shall designate, shall be removed by Lessee and any damage repaired, at Lessee's expense, prior to the expiration of this lease.

                                     LIENS.

     8. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Lessee at the premises, Lessee agrees to obtain and deliver to Lessor written and unconditional waiver of mechanics liens upon the premises or the building, after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Lessee at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Lessee, to be discharged of record within [Insert 8A] days after notice thereof.

                                    REPAIRS.

     9. Lessee shall take good care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Lessee or its agents, employees or invitees. During the term of this Lease, Lessee may have the use of any [Insert 9A], air-conditioning equipment located in the premises, and Lessee, at its own cost and expense, shall maintain and repair such [Insert 9A] equipment and shall reimburse Lessor, in accordance with Article 41 of this lease, for electricity consumed by the equipment. The exterior walls of the building, the windows and the portions of all window sills outside same are not part of the premises demised by this lease, and Lessor hereby reserves all rights to such parts of the building [Insert 9B].

                                  DESTRUCTION.

     10. If the premises shall be partially damaged by fire or other casualty, the damage shall be repaired at the expense of Lessor [Insert 10A], but without prejudice to the rights of subrogation, if any, of Lessor's insurer. Lessor shall not be required to repair or restore any of Lessee's property or any alteration or leasehold improvement made by or for Lessee at Lessee's expense. The rent [Insert 10B] shall abate in proportion to the portion of the premises not usable by Lessee. Lessor shall not be liable to Lessee for any delay in restoring the premises, Lessee's sole remedy being the right to an abatement of rent, as above provided. If the premises are rendered [Insert 10C] untenantable by fire or other casualty and it Lessor shall decide not to restore the premises, or if the building shall be so damaged that Lessor shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Lessor may within ninety (90) days after such fire or other cause give written notice to Lessee of its election that the term of this lease shall automatically expire no less than ten (10) [Insert 10D], days after such notice is given [Insert 10E]. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Lessor and Lessee each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Lessee hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

                                  END OF TERM.

     11. Lessee shall surrender the premises to Lessor at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Lessee shall remove all of its property. Lessee agrees it shall indemnify and save Lessor harmless against all costs, claims, loss or liability resulting from delay by Lessee in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant [Insert 11A] founded on such delay. Additionally, the parties recognize and agree that other damage to Lessor resulting from any failure by Lessee timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Lessee therefore agrees that if possession of the premises is not surrendered to Lessor within [Insert 11B] day after the date of the expiration or sooner termination of the term of this lease, then Lessee will pay Lessor as liquidated damages for each month and for each portion of any month during which Lessee holds over in the premises after expiration or termination of the term of this lease, a sum equal to [Insert 11C] times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease.
 At any time during the term of this lease [Insert 11D], Lessor may exhibit the premises to prospective purchasers or mortgagees of Lessor's interest therein. During the last year of the term of this lease [Insert 11D], Lessor may exhibit the premises to prospective tenants.

                           SUBORDINATION AND ESTOPPEL.

     12. This lease is and shall be subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may [Insert 12A] request. Lessee hereby appoints Lessor as Lessee's irrevocable attorney-in-fact to execute any document of subordination on behalf of Lessee [Insert 12B]. In the event that any ground or underlying lease is terminated, or any mortgage foreclosed, this lease shall not terminate or be terminable by Lessee unless Lessee was specifically named in any termination or foreclosure judgment or final order. In the event that any ground or underlying lease is terminated as aforesaid, or if the interests of Lessor under this lease are transferred by reason of or assigned in lieu of foreclosure of other proceedings for enforcement of any mortgage, or if the holder of any mortgage Acquires a lease in substitution therefor, then Lessee will, at the option to be exercised in writing by the lessor under the Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Lessee's part to be performed with the same force and effect as if said lessor or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. From time to time, Lessee, on at least ten (10) days' prior written request by Lessor will deliver to Lessor a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not the Lessor is in default in performance of any covenant, agreement, or condition contained in this lease and, if so, specifying each such default of which Lessee may have knowledge [Insert 12C].

                                  CONDEMNATION.

     13. If the whole or any substantial part of the premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the term of this lease, nor shall Lessee be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the premises is condemned, this lease shall not terminate, but rent [Insert 13A] shall abate in proportion to the portion of the premises condemned [Insert 13B].

                              REQUIREMENTS OF LAW.

     14. (a) Lessee at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the premises, which shall impose any violation, order or duty upon Lessor or Lessee with respect to the premises or the use or occupancy thereof, including, without limitation, compliance in the premises with New York City Local Law No. 5 or any similar or successor law. The foregoing shall not require Lessee to do structural work [Insert 14A].

          (b) Lessee shall require every person engaged by him to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

          (c) Lessee at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Lessor or of any other tenant, over that in effect prior to this lease. If Lessee's use of the premises increases the fire insurance rate, Lessee shall reimburse Lessor for all such increased costs. That the premises are being used for the purpose set forth in Article I hereof shall not relieve Lessee from the foregoing duties, obligations and expenses [Insert 14B].

                            CERTIFICATE OF OCCUPANCY.

     15. [Insert 15A] Lessee will at no time use or occupy the premises in violation of the certificate of occupancy issued for the building. The statement in this lease of the nature of the business to be conducted by Lessee shall not be deemed to constitute a representation or guaranty by Lessor that such use is lawful or permissible in the premises under the certificate of occupancy for the building.

                                  POSSESSION.

     16. If Lessor shall be unable to give possession of the premises on the commencement date of the term because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason except as hereinafter provided, Lessor shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are available for occupancy by Lessee. If delay in possession is due to work, changes or decorations being made by or for Lessee, or is otherwise caused by Lessee, there shall be no rent abatement and the rent shall commence on the date specified in this lease. If permission is given to Lessee to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Lessee to pay rent for such occupancy. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of
Section 223(a), New York Real Property Law [Insert 16A].

                                QUIET ENJOYMENT.

     17. Lessor covenants that if Lessee pays the rent and performs all of Lessee's other obligations under this lease, Lessee may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                                 RIGHT OF ENTRY,

     18. Lessee shall permit Lessor to erect and maintain pipes and conduits in and through the premises. [Insert 18A] Lessor or its agents shall have the right to enter or pass through the premises at all times [Insert 18B], by master key, [Insert 18C], by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem [Insert 18D] necessary or desirable to the premises or the building, and to take all material into and upon the premises that may be required therefor [Insert 18E]. Such entry and work shall not constitute an eviction of Lessee in whole or in part, shall not be ground for any abatement of rent, and shall impose no liability on Lessor by reason of inconvenience or injury to Lessee's business. Lessor shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Lessee, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known [Insert 18F]

                                  VAULT SPACE.

     19. Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Lessee shall be deemed to be pursuant to a licenser revocable at will by Lessor, without diminution of the rent payable hereunder. If Lessee shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Lessee.

                                   INDEMNITY.

     20. Lessee shall indemnify, defend and save Lessor harmless from and against any liability or expense arising from the use or occupation of the Lessee, or anyone on the premises with Lessee's permission, or from any breach of this lease [Insert 20A].

                               LESSOR'S LIABILITY.

     21. This lease and the obligations of Lessee hereunder shall in no way be affected because Lessor is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Lessor's [Insert 21A]control. Lessor shall have the right, without incurring any liability to Lessee, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the [Insert 21A] judgment of Lessor, until such repairs, alterations or improvements shall have been completed. [Insert 21B] Lessor shall not be liable to Lessee or [Insert 21C] for any loss or damage to person, property or business, unless due to the negligence of Lessor, nor shall Lessor be liable for any latent defect in the premises or the building [Insert 21D]. Lessee agrees to look solely to Lessor's estate and interest in the land and building, or the lease of the building or of the land and building, and the demised premises, for the satisfaction of any right or remedy of Lessee for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor, in the event of any liability by Lessor, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this lease, the relationship of landlord and tenant hereunder, or Lessee's use and occupancy of the demised premises or any other liability of Lessor to Lessee (except for negligence).

                             CONDITION OF PREMISES.

     22. Lessee acknowledges that Lessor has made no representation or promise, except as herein expressly set forth. Lessee agrees to accept the premises "as is" [Insert 22A], except for any work which Lessor has expressly agreed in writing to perform.

     [Section 23 deleted on original]

                                 TAX ESCALATION.

     24. Lessee shall pay to Lessor, as additional rent, tax escalation in accordance with this Article:

     (a) For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 32,561 square feet.

     (b) Definitions: For the purpose of this Article, the following definitions shall apply:

          (i) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation is defined in Article 56 hereof.

          (ii) The term "The Percentage", for purposes of computing tax escalation is defined in Article 56 hereof. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the building project shall be deemed to be 1,000,000 sq. ft.

          (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon, said improvements being a part of the block and left for tax purposes which are applicable to the aforesaid land.

          (iv) The term "comparative year" shall mean the twelve (12) months following the base tax year, and each subsequent period of twelve (12) months (or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes by the City of New York).

          (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of rents from said building project [Insert 24A-1], to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project [Insert 24A].
If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Lessor in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof [Insert 24B]. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof, covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

          (vi) Where a "transition assessment" is imposed by the City of New York for any tax (fiscal) year, then the phrases "assessed value" and "assessments" shall mean the transition assessment for that tax (fiscal) year.

     (c) 1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, Lessee shall pay to Lessor, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Lessor shall furnish to Lessee a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be payable [Insert 24C] statement. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Lessor, and such discount shall not be subtracted from the real estate taxes payable for [Insert 24D] any comparative year.

     2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Lessee shall Pay to Lessor as additional rent, within [Insert 24E] days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment shall be made. [Insert 24F]

     3. If, after Lessee shall have made a payment of additional rent under this subdivision (c), Lessor shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Lessor shall within ten (10) days after receiving the refund pay to Lessee The Percentage of the refund less The Percentage of expenses (including attorneys' and appraisers' fees) incurred by Lessor in connection with any such application or proceeding. If, prior to the payment of taxes for any comparative year, Lessor shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Lessor's expenses in obtaining such reduction in assessed valuation, including attorneys' and appraisers' fees.

     4. The statements of the real estate taxes to be furnished by Lessor as provided above shall be certified by Lessor and shall constitute a final determination as between Lessor and Lessee of the real estate taxes for the Periods represented thereby, unless Lessee within thirty (30) days after they are furnished shall give a written notice to Lessor that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Lessee shall so dispute said statement then, pending the resolution of such dispute, Lessee shall pay the additional rent to Lessor in accordance with the statement furnished by Lessor.

     5. In no event shall the fixed annual rent under this lease (exclusive of the additional rents under this Article) be reduced by virtue of this Article.

     6. Upon the date of any expiration or termination of this lease (except termination because of Lessee's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Lessor shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Lessee. Lessor and Lessee shall thereupon make appropriate adjustments of amounts then owing.

     7. Lessor's and Lessee's obligations to make the adjustments referred to in subdivision (6) above shall survive any expiration or termination of this lease.

     8. Any delay or failure of Lessor in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay such tax escalation Hereunder.

                                    SERVICES.

     25. Lessee has been advised that Lessor employs Owners Maintenance Corporation of 420 Lexington Avenue, New York City, to provide cleaning services in the building of which the demised premises form a part. Lessee agrees to employ said contractor, or such other contractor as Lessor may from time to time designate, for any waxing, polishing and other maintenance work of the demised premises and of the Lessee's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Lessee agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Lessor's prior written consent. If Lessor and Lessee cannot agree on whether the prices being charged by the contractor designated by the Lessor are comparable to those charged by other contractors, Lessor and Lessee shall each obtain two bona fide bids for such work from reputable contractors, and the average of the four bids thus obtained shall be the standard of comparison.

                                  JURY WAIVER.

     26. Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Lessee's use or occupancy of the premises (except for personal injury or property damage) or involving the right to any statutory relief or remedy. Lessee will not interpose any counterclaim of any nature in any summary proceeding. [Insert 26A]

                                   NO WAIVER.

     27. No act or omission of Lessor or its agents shall constitute an actual or constructive eviction, unless Lessor shall have first received written notice of Lessee's claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Lessee to Lessor shall become overdue for a period in excess of ten (10) days, then at Lessor's option a "late charge" for such period and for each additional period of twenty (20) days or any part thereof shall become immediately due and owing to Lessor, as additional rent by reason of the failure of Lessee to make prompt payment, at [Insert 27A] No act or omission of Lessor or its agents shall constitute an acceptance of surrender of the premises, except a writing signed by Lessor. The delivery of keys to Lessor or its agents not shall constitute a termination of this lease or a surrender of the premises. Acceptance by Lessor of less than the rent here provided shall at Lessor's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Lessor. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Lessor. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned.
 Lessee shall comply with the rules and regulations printed in this lease, and any reasonable modifications thereof or additions thereto. Lessor shall not be liable to Lessee for the violation of such rules and regulations by any other tenant. Failure of Lessor to enforce any provision of this lease, or any rule or regulation, shall not he construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. [Insert 27B] This lease shall not be affected by nor shall Lessor in any way be liable for the closing, darkening or bricking up of windows in the premises, for any reason, including as the result of construction on any property of which the premises are not a part or by Lessor's own acts.

                                LEASE SUBMISSION.

     40. Lessor and Lessee agree that this lease is submitted to Lessee on the understanding that it shall not be considered an offer and shall not bind Lessor in any way unless and until (i) Lessee has duly executed and delivered duplicate originals thereof to Lessor and (ii) Lessor has executed and delivered one of said originals to Lessee.

               SEE RIDER(S) ANNEXED HERETO AND MADE A PART HEREOF

     IN WITNESS THEREOF, Lessor and Lessee have executed this lease as of the day and year first above written.



                                             230 PARK AVENUE ASSOCIATES
                                             BY: Helmsley-Spear, Inc., Agent
- -----------------------------------          -----------------------------(L.S.)
        Witness for Lessor


[signature unreadable]                       BY: /s/ Steven M. Durels
- ----------------------------------           -----------------------------(L.S.)
        Witness for Lessor                   Steven M. Durels, Vice President

             Witness for Lessee

                                             HAMBRECHT & QUIST, L.L.C.
                                             -----------------------------(L.S.)

                                             BY: /s/ [signature unreadable]
                                                 -------------------------------

                                ACKNOWLEDGEMENTS.

State of New York    )
                     ) ss.:
County of New York   )
     On the     day of                       , 19  , before me
personally came                                                                ,
to me known and known to me to be the individual described in, and who executed, the foregoing instrument, and acknowledged to me that he executed the same.

                                                  ------------------------------
                                                            Notary Public


State of New York    )
                     ) ss.:
County of New York   )
     On the     day of                       , 19  , before me
personally came                                                                ,
to me known, who, being by me duly sworn, did depose and say that he resides at No.
that he is the                             of
the corporation mentioned in, and which executed, the foregoing instrument;
and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                  ------------------------------
                                                            Notary Public


                                    GUARANTY.


State of New York    )
                     ) ss.:
County of New York   )
     On the     day of                       , 19  , before me
personally came                                                                ,
to me known and known to me to be the individual described in, and who executed the foregoing instrument, and acknowledged to me that he executed the same.


                                                  ------------------------------
                                                            Notary Public

- --------------------------------------------------------------------------------
              RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN
              230 PARK AVENUE ASSOCIATES                LANDLORD
              ------------------------------------------

              AND HAMBRECHT & QUIST, L.L.P.                TENANT
                  -----------------------------------------
- --------------------------------------------------------------------------------

                            RULES AND REGULATIONS REFERRED
                                   TO IN THIS LEASE

    1. No animals, birds, bicycles or vehicles shall be brought into or kept in the premises. The premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the tenant's lease. Tenant shall not cause or permit in the premises any disturbing noises which may interfere with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and each tenant shall cooperate so as to prevent the same.

    2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on the window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from tenant's premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

    3. Tenant shall not place a load upon any floor of the premises in excess of the load per square foot which such floor, as designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the premises. Business machines and mechanical equipment shall be placed in settings approved by Landlord [Insert R2] to control weight, vibration, noise and [Insert R1] annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building is prohibited. If the premises are on the ground floor of the building the tenant thereof at its expense shall keep the sidewalks and curb in front of the premises clean and free from ice, snow, dirt and rubbish.

    4. Tenant shall not move any heavy or bulky materials into or out of the building without Landlord's prior written consent [Insert R3] and then only during such hours and such manner as Landlord shall [Insert R4] approve. If any such material or equipment requires special handling, tenant shall employ only persons holding a Master Rigger's License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the building, and to preclude any freight which violates any rule, regulation or other provision of this lease.

    5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant's expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of kind by Tenant shall refer to the building, unless first approved in writing by Landlord.

    6.   [Section deleted on original]

    7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this lease, Tenant shall deliver to Landlord all keys for its portion of the premises or building.
Before leaving the premises at a time, Tenant shall close all windows and close and lock all doors.

    8. No Tenant shall purchase or obtain for use in the premises any spring water, ice, towels, food, bootblacking, bartering or other such service furnished by any company or person not approved by Landlord. Any necessary exterminating work in the premises shall be done at Tenant's expense, at such times, in such manner and by such companies as Landlord shall require. Landlord reserves the right to exclude from the building, from 6:00 p.m. to 8:00 am., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of persons to whom passes are issued at Tenant's request.

    9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document, and Landlord's administrative costs for same.

    10. The use in the demised premises of auxiliary heating device such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating is prohibited.

    In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.

- ---------------------

    11. Lessee shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Lessee acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Lessee agrees to indemnify Lessor from any fines, penalties, claims, action or increase in fire insurance rates which might result from Lessee's violation of the terms of this paragraph.

    12. Lessee shall be permitted to maintain an "in-house" messenger or delivery service within the Premises, provided that Lessee shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Lessee, name of employee and photograph of the employee. Messengers in Lessee's employ shall display such identification at all time. In the event that Lessee or any agent, servant or employee of Lessee, violates the terms of this paragraph, Lessor shall be entitled to terminate Lessee's permission to maintain within the Premises in-house messenger or delivery service upon written notice to Lessee.

    13. Lessee will be entitled to [Insert R6] listinqs on the building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as additional rent.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                              RIDER ANNEXED TO AND MADE

                               PART OF A LEASE BETWEEN

                         230 PARK AVENUE ASSOCIATES, LANDLORD

                        AND HAMBRECHT & QUIST, L.L.C., TENANT
                        --------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     ELECTRICITY

41. Tenant agrees that Landlord may furnish electricity to Tenant on a
"submetering" basis or on a "rent inclusion basis".    [Insert 41A]

    (A). SUBMETERING: If and so long as Landlord provides electricity to the demised premises on a submetering [Insert 41C] basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Landlord then purchased electric current from the public utility corporation serving the part of the city where the building is located; provided however, said charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity for the entire building, by reason of increase in Landlord's electric rates or service classifications, subsequent to January 1, 1970, and so as to reflect any increase in Landlord's electric charges, fuel adjustments, or by taxes or charges of any kind imposed on Landlord's electricity purchases, or for any other such reason, subsequent to said date. Any such percentage increase in Landlord's billing for electricity due to changes in rates or service classifications shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classification change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classification and to the service classification in effect on January 1, 1970. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on January 1, 1970. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within [Insert 41B] days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by lessee by such discontinuance of services if any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State, or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord.

    (B).  RENT INCLUSION: If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service: [Insert 41D]. For purposes of this lease the rentable square foot area of the presently demised premises shall be
deemed to be     32,561     square feet.

    The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, ("Landlord's electrical consultant"), shall make surveys in the demised premises of the electrical equipment and fixtures and use of
current.   The fixed annual rent shall then be appropriately adjusted, as disclosed by said survey.

    (C). GENERAL CONDITIONS: The determinations by Landlord's electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless within [Insert 41H] days after delivery thereof. Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord's electrical consultant. If the controlling determinations differ from Landlord's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant

    Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or wiring installation Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters, [Insert 41E] and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. [Insert 41F] riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the references in the foregoing two paragraphs to changes in methods of or rules on billing are intended to include any such changes. Supplementing Article 35 hereof, if all or part of the submetering additional rent or the ERIF payable in acccordance with Subdivision
(A) or (B) of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $2.95 per year per rentable square foot of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire building subsequent to May 1, 1995, because of electric rate or service classification changes, such percentage change to be computed as in Subdivision (B) provided. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion submetering, or any other basis at any time, upon thirty (30) days' written notice to the Tenant, in which event the Tenant may make application directly to the public utility for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant's sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. The Landlord, upon the expiration of the aforesaid thirty (30) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis. [Insert 41G]

                                       DEFAULT

         Supplementing Article 4 hereof:

 42.     A.   In the event that Tenant is in arrears for rent or any item of additional rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any [Insert 42B] Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

         B. If Landlord, as a result of any default by Tenant in its performance of any of the terms, covenants conditions and provisions of this Lease [Insert 42C] makes any expenditures or incurs any obligations for the payment of money including, without limitation, [Insert 42D] attorney's fees [Insert 42E], then any such cost, expense or disbursement shall be deemed to be additional rent hereunder and paid by Tenant to Landlord, [Insert 42F] and, if Tenant's lease term shall have expired after such expenditures or obligations have been incurred, such sums shall be recoverable from Tenant as damages.

         C.   Lessee shall not seek to remove and/or consolidate any summary
proceeding brought by Landlord with any action commenced by      Tenant in
connection with this Lease or Tenant's use and/or occupancy of the Premises.

         D. In the event of a default by Landlord hereunder, no property or assets of Landlord [Insert 42A], or any principals, shareholders officers, or directors of Landlords whether disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

                                     DESTRUCTION

    43.  Supplementing Article 10 hereof:

         In the event that the Premises or portion thereof are damaged by fire or other casualty and, [Insert 43A] Landlord [Insert 43B] has elected to terminate this Lease, Tenant shall cooperate with Landlord in the restoration of the Premises [Insert 43C] from the Premises as promptly as reasonably possible all of Tenant's salvageable inventory, movable equipment, furniture and other property. Tenant's liability for rent shall resume [Insert 43D] days after Landlord's restoration work shall have been substantially completed [Insert 43E].

    INSURANCE

 44.     A.   Lessee [Insert 44A] shall not violate any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the premises which would subject Lessor to any liability of responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the building or the property therein over the rate which would otherwise then be in effect (unless Lessee pays the resulting premium as provided in Section C hereof) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Lessor. [Insert 44B]

         B.   Lessee covenants to provide on or before the earlier to occur of
(i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

                   (a) A comprehensive Policy of liability insurance naming Lessor as an additional insured protecting Lessor and Lessee against any liability whatsoever occasioned by accident on or about the premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the premises and other locations of Lessee, if any, provided such policy contains an endorsement (i) naming Lessor as an additional insured, (ii) specifically referencing premises; and (iii) guaranteeing a minimum limit available for the premises equal to the limits of liability required under this lease;

                   (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Lessee's Alteration Work located in the premises.

All such policies Shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of [Insert 44C] VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Lessor and any additional insureds are given at least thirty
(30) days prior written notice of such cancellation or modification.

              Prior to the time such insurance is first required to be carried by Lessee and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Lessee shall deliver to Lessor either duplicate originals of the aforesaid policies or certificates evidencing such insurance, together with evidence of payment for the policy. If Lessee delivers certificates as aforesaid, Lessee upon reasonable prior notice from Lessor, shall make available to Lessor, at the premises, duplicate originals of such policies from which Lessor may make copies thereof, at Lessor's cost. Lessee's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, [Insert 44D] entitling Lessor to exercise any or all of the remedies as provided in this lease in the event of Lessees default. In addition in the event Lessee fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Lessor shall have the right but not the obligation, at any time and from time to time, [Insert 44D] to procure such insurance and or pay the premiums for such insurance in which event Lessee shall repay Lessor within [Insert 44E] days after demand by Lessor, as additional rent, all sums so paid by Lessor and any costs or expenses incurred by Lessor in connection therewith without prejudice to any other rights and remedies of Lessor under this lease.

         C. Lessor and Lessee shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the building, the premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Lessee shall also extend to all other persons and entities occupying or using the premises in accordance with the term of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge them, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall he deemed to have agreed that the party obtaining the Insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

              In the event that Lessor shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Lessee's option Lessor shall cause Lessee to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Lessee as such as assured, Lessee shall pay such additional premium upon demand [Insert 44F]. In the event that Lessee shall have been named as one of the assureds in any of Lessor's policies in accordance with the foregoing, Lessee shall endorse promptly to the order of Lessor, without recourse, any check draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Lessee hereby irrevocably waives any and all rights in and to such proceeds and payment.

              In the event that Lessee shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Lessee shall cause Lessor to be named in such policy or policies as one of the assureds, but if any additional premiums shall be imposed for the inclusion of Lessor as such an assured, Lessor shall pay such additional premium upon demand or Lessee shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Lessor shall have been named as one of the assureds in any of Lessee's, policies in accordance with the foregoing, Lessor shall endorse promptly to the order of Lessee, without recourse, any checks draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Lessor hereby irrevocably, waives any and all rights in and to such proceeds and payments.

              Subject to the foregoing provisions of this Section C, and insofar as may be permitted by the terms of the insurance policies carried by its each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

         D. If, by reason of a failure of Lessee to comply with the provisions of Article 14 or Section A above, the rate of fire insurance with extended coverage on the building or equipment or other property of Lessor shall be higher than it otherwise would be, Lessee shall reimburse Lessor, on demand, for that part of the premiums for fire Insurance and extended coverage paid by Lessor because of such failure an the part of Lessee.

         E. Lessor may, from time to time, require that the amount of the insurance to be provided and maintained by Lessee under Section B hereof be increased so that the amount thereof adequately protects Lessor's interest but in no event in excess of the amount that would be required by other tenants in other similar office buildings in the borough of Manhattan.

         F. A schedule or make up of rates for the building or the premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire Insurance and extended coverage for the promises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         G. Each policy evidencing the insurance to be carried by Lessee under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Lessor, and that any coverage carried by Lessor shall be excess insurance.

                              HEAT AND AIR CONDITIONING

         Supplementing Article 32 hereof:

    45. A. Lessor shall provide heating service to the Premises on Mondays through Fridays from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 4:00 p.m., except on State holidays, Federal holidays or Building Care Service Employees Union Contract holidays from October 16 through May 14 (the "Heating Season") of each year. In the event Lessee shall require heat to the Premises other than on the above referenced days and hours, but during the Heating Season, Lessor shall furnish such heat provided that written notice is given to Lessor not less than twenty-four (24) hours prior to the date for which such service is requested. Notwithstanding anything to the contrary contained herein, in the event that Lessee does not give to Landlord the minimum amount of notice required under this Article, Lessor shall, nonetheless, use reasonable efforts to supply such requested heating service. Lessee shall reimburse
Lessor, as additional rent, within thirty (30) days   of Lessor's demand, for
the then standard charges assessed by Lessor for such after hours heat service.

         B. Lessor shall provide air conditioning service to the Premises through the existing central Building air conditioning facilities on Mondays through Fridays from 8:00 AM to 6:00 PM and on Saturdays from 8:00 AM to 1:00 PM, except on State holidays, Federal holidays or Building Service Employees Union Contract holidays from May 15 through October 15 (the "Air Conditioning Season") of each year. In the event that Lessee shall require air conditioning service other than on the above referenced days and hours, but during the Air Conditioning Season, Lessor shall furnish such after hours air conditioning service provided that written notice is given to Lessor not less than twenty-four (24) hours prior to the date for which such service is requested. Notwithstanding anything to the contrary contained herein, in the event that Lessee does not give to Landlord the minimum amount of notice required under this Article, Lessor shall, nonetheless, use reasonable efforts to supply such requested air conditioning service. Lessee shall reimburse Lessor, as additional rent, within thirty (30) days of Lessor's demand, for the then standard charge assessed by Lessor for such after hours air conditioning service.

         C. Lessee acknowledges and agrees that any after hours heat or air conditioning service requested by Lessee shall be furnished for a minimum of four (4) hours per request on weekends and holidays, and a minimum of one (1) hour per request on weekdays.

                                   FREIGHT ELEVATOR

    46.  Supplementing Article 4 of the Rules and Regulations:

         No heavy or bulky materials including, but not limited to furniture, office equipment, packages, or merchandise ("Freight Items") shall be received in the Premises or Building by Lessee or removed from the Premises or Building by Lessee except by means of the freight elevator service. Freight elevator service shall be furnished on Mondays through Fridays between the hours of 7:30 a.m. and 5:00 p.m. ("Freight Hours"). If Lessee requests freight service at hours other than those set forth above, Lessee shall provide Lessor with at least twenty-four (24) hours prior notice. In such event, Lessee agrees that it shall pay to Lessor the [Insert 46A] charge prescribed for such additional freight service. In the event that additional freight service is requested for a weekend, the minimum charge prescribed by Lessor shall be for four (4) hours. In the event that additional freight service is requested on weekdays, the minimum charge prescribed by Lessor shall be for one (1) hour provided that such service is requested to begin at 5:00 p.m. The minimum charge prescribed by Lessor shall be for four (4) hours for additional freight service furnished on weekdays to begin after 5:00 p.m. Any damage done to the Building or Premises by Lessee, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Lessee upon demand by Lessor. Notwithstanding anything to the contrary contained in this Lease and the Rules and Regulations, at the time Tenant commences or vacates occupancy of the Premises all Freight Items and other personal property of Lessee shall be delivered to or removed from the Building or Premises upon not less than 24 hours prior notice to Landlord and at times [Insert 46B] prescribed by Landlord. Notwithstanding anything to the contrary contained herein, in the event that Tenant does not give Landlord a minimum amount of notice required under this Article, Landlord shall, nonetheless, use reasonable efforts to supply such requested freight service to Tenant.

                                CONDITION OF PREMISES

         Supplementing Article 22 hereof:

47. (a) Tenant expressly acknowledges that it has inspected the demised premises and is fully familiar with the physical condition thereof. Tenant agrees to accept the demised premises at the commencement date of the term of this Lease in its then "as is" condition. Supplementing Article 14, Tenant, at its own cost and expense, shall comply in the demised premises with present or future requirements under New York City Local Law No. 5 or any similar law. Notwithstanding the foregoing, Lessee shall not be required to perform any alteration and/or improvements to the premises in order to comply with laws, order and/or regulations unless such alterations and/or improvements are required by reason of Lessee's particular manner of use of the premises or particular method of operation. Tenant acknowledges that Landlord shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant except as may be specifically provided for herein.

    With respect to Tenant's initial alteration work in the Demised Premises ("Tenant's Alterations"), Tenant shall submit construction plans and specifications therefor to Landlord, for Landlord's approval, which approval shall be granted or withheld in accordance with the applicable provisions of this Lease. All such construction plans and specifications and all such work shall be effected in accordance with Article 7, as supplemented, and the other provisions of this Lease. If and so long as Tenant is not in material default under this Lease after notice and beyond the expiration of any applicable grace period provided for in this Lease, Landlord shall credit against fixed annual rent and additional rent accruing under this Lease a sum up to but not exceeding $431,730.00 towards the cost of labor and materials for the portion of Tenant's Alterations which constitute permanent improvements to be made in the Demised Premises ("Landlord's Contribution"). Landlord's Contribution shall not be applied to the cost of professional fees, trade fixtures, equipment, wiring, filing fees or interest relating to or in connection with Tenant's Improvements. If the costs for such labor and materials are lower than $431,730.00, Landlord's aforedescribed contribution obligation shall be satisfied by paying such lower amount provided, however, that in such event, Tenant may apply such difference up to the sum of $86,346.00 towards the cost of professional fees, wiring costs and filing fees.

         (b) Landlord shall credit portions of Landlord's Contribution from time to time, within thirty (30) days after receipt of the items set forth in subsection (c) below by crediting such portion against the next installments of fixed annual rent and additional rent then accruing under this Lease, provided that on the date of such credit Tenant is not in material default in the performance of any of its obligations under this Lease after notice and beyond the expiration of any applicable grace period provided for in this Lease. Credits from Landlord's Contribution shall not be made more frequently than monthly and shall not exceed the amounts then paid (but not previously credited by Landlord) as certified by Tenant's independent, licensed architect, if appropriate, to contractors, subcontractors and materialmen with respect to the portion of the Tenant's Improvements theretofore completed and for which the disbursement was requested.

         (c) Landlord's obligation to credit Landlord's Contribution in each instance shall be subject to Landlord's receipt of: (i) a request for such credit from Tenant signed by an officer of Tenant, (ii) copies of all paid receipts, invoices and bills for the work completed and materials furnished in connection with the Tenant's Improvements and incorporated in the Demised Premises, (iii) copies of all contracts, work orders, change orders and other material relating to the work or materials which are the subject of the requested credit, (iv) if appropriate, a certificate of Tenant's independent, licensed architect stating, in his opinion, that the portion of the Tenant's Alterations theretofore completed and for which the credit is requested was performed in good and workmanlike manner and substantially in accordance with the final plans and specifications for such Tenant's Alterations, as approved by Landlord, and (v) lien waivers and releases, as appropriate, from all contractors, subcontractors, mechanics and materialmen performing work on or supplying materials in connection with Tenant's Alterations in the Demised Premises on account of the work for which the credit is being requested.

         (d) It is expressly understood and agreed that if Landlord's Contribution shall be insufficient to pay the cost of Tenant's Improvements, Tenant shall complete Tenant's Improvements and remain responsible for the cost thereof and Landlord shall have no obligation therefor.

    (e) Landlord hereby consents to the use by Tenant of Structure Tone, Inc. as the general contractor for the performance of Tenant's Alterations.

                               CHANGES AND ALTERATIONS

 48. [Insert 48A] Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as "alterations") in the demised premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems of the building. All alterations shall be performed in accordance with the following conditions:

         (a) All alterations costing more than [Insert 48E] shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval, Landlord shall be given, in writing, a good description of all other alterations.

         (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations.

         (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No, 76 and similar present or future laws, and regulations issued pursuant thereto, an abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord [Insert 48B] and in compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon.

         (d) All work shall be performed with union labor having the proper jurisdictional qualifications.

         (e) Tenant shall keep the building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

         (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

              (i) Workmen's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

             (ii) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires [Insert 48C]). Tenant, at its sole cost and expense, shall cost all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be cancelled without thirty (30) days prior written notice to Landlord. All policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

         (g) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the building.

         (h) Any alterations or other work and installations in for the demised premises, which shall be consented to by Landlord as provided shall be effected on Tenant's behalf by Landlord, its agents or contractors, and shall be paid for by Tenant promptly when billed, at cost plus ten (10%) percent thereof for supervision and overhead, plus ten (10%) percent for general conditions, as additional rent hereunder [Insert 48F].

                                        SIGNS

49.      Supplementing Article 5 of the Rules and Regulations:

         Tenant shall be permitted to affix a suitable sign, plaque or applied lettering made of brass or bronze on the entrance door too the demised premises, subject to the prior written approval of Landlord with respect to location, number, type, size, shape and design thereof [Insert 49A], and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations.

                                      BROKERAGE

50. Tenant and Landlord represent and warrant to each other that neither party consulted or negotiated with any broker, finder, or consultant with regard to the premises other than Helmsley-Spear, Inc. (on behalf of Landlord) and Colliers ABR, Inc. (on behalf of Tenant) (collectively, the "Brokers"), and that no other broker, finder or consultant participated in procuring this Lease. Tenant hereby indemnifies and agrees to defend and hold Landlord, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Landlord by anyone for recovery of compensation or damages for procuring this Lease (other than the Brokers) who claimed to have dealt with Tenant in connection with this Lease or by reason of a breach or purported breach of the representations and warranties contained herein. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may, be instituted against Tenant by anyone for recovery of compensation or damages for procuring this Lease ([Insert 50A] the Brokers) who claimed to have dealt with Landlord in connection with this Lease or by reason of a breach or purported breach of representations and warranties contained herein. [Insert 50B]

                              FAILURE TO PROVIDE CONSENT

 51. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant's sole remedy shall be an action or proceeding to enforce any such provision or for specific performance or declaratory judgment [Insert 51A].

                             OPERATING EXPENSE ESCALATION

   52. Tenant shall pay to Landlord, as additional rent, operating expense escalation in accordance with this Article:

                   (a) Definitions: For the purpose of this Article, the following definitions shall apply:

                        (i) The term "base year" as herein after set forth for the determination of operating expense escalation is defined in Article 56 hereof.

                       (ii) The term "The Percentage", for purposes of computing operating expense escalation is defined in Article 56 hereof. The Percentage has been computed on the basis or a fraction, the numerator of which is the rentable square foot area of the presently demised premises and the denominator of which is the total rentable square foot area of the office space in the Building. The parties acknowledge and agree that the total rentable square foot area the presently demised premises shall be deemed to be 32,561 sq. ft., and that the rentable square foot area of the office space in the Building shall be deemed to be 1,000,000 sq. ft.

                      (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements ("the Building") of which the demised premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

                       (iv)  The term "comparative year" shall mean the twelve
(12) months following the base year, and each subsequent period of twelve (12) months.

                        (v) The term "Expenses" shall mean total of all the costs and expenses incurred [Insert 52A] by Landlord with respect to the operation and maintenance of the building project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and an other fuel; water rates and sewer rents; [Insert 52A-1] air-conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); elevators, escalators; porters and matron service; Building

[ first line not readable on original ]

decoration; repairs, replacements and improvements which are appropriate for the
continued operation of the Building as a first-class   building; maintenance;
painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee; management fees; supplies; wages, salaries, disability benefits, pensions hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; and association fees or dues.

    Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                        (a)  leasing commissions;

                        (b) managing agents' fees or commissions in excess of the rates then customarily charged for building management for buildings of like class and character;

                        (c) executives' salaries above the grade of building manager;

                        (d) expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, amortized [52A-2] on a straight line basis over [52A-3] with an interest factor

- -------------------

* i. e. Building electric current shall be deemed to mean all electricity purchased for the Building except that which is redistributed to tenants in the Building; the parties acknowledge and agree that forty-five percent (45%) of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current.

equal to the prime rate of the Chemical Bank of New York at the time of Landlord's having incurred said expenditure.

                        (e) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

                        (f) cost of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

                        (g) advertising and promotional expenditures;

                        (h) legal fees for disputes with tenant and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the building project or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions; and

                        (i) the incremental cost of furnishing services such as overtime HVAC to any tenant at such tenant's expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant's expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to this Tenant at Landlord's expense.

[Insert 52B]

         If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expense [Insert 52C]. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of the Chemical Bank of New York at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment

[ first line not readable on original ]


leasing shall be included in Expenses for the comparative year in which they were incurred.

         If during all or part of [Insert 52D] any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the building project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during, such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building project.

         (b)  1.   If the Expenses for any comparative year shall be greater
than the Expenses for the base year, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expenses for the base year (such amount being hereinafter called the "Expense Payment").

         Following the expiration of each comparative year and after receipt of necessary information and computations from Landlord's certified public accountant, Landlord shall submit to tenant a statement, as hereinafter described, setting forth the Expenses for the preceding comparative year, the Expenses for the base year, and the Expense Payment, if any, due to Landlord from Tenant for such comparative year. The rendition of such statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding comparative year then (i) Tenant shall make payment of any unpaid portion thereof within [Insert 52E] days after receipt of such statement; and
(ii) Tenant shall also pay to Landlord, as additional rent, within [Insert 52E] days after receipt of such statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding comparative year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current comparative year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant

[ first line not readable on original ]

as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, 1/12th of the total Expense Payment for the preceding comparative year. The aforesaid monthly payments based on the total Expense Payment for the preceding comparative year shall from time to time be adjusted to reflect, if Landlord can reasonably so estimate known increases in rates or costs, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year, The payments required to be made under (ii) and (iii) above shall be credited toward the Expense Payment due from Tenant for the then current comparative year, subject to adjustment as and when the statement for such current comparative year is rendered by Landlord [Insert 52E].

              2. The statements of the Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail and based on information and computations made for the Landlord by a Certified Public Accountant (who may be the CPA now or then employed by Landlord for the audit of its accounts); said Certified Public Accountant may rely on Landlord's allocations and estimates wherever operating costs allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Pending the resolution of any such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

[Insert 52F]

              3. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

              4. If the commencement date of the term of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length Of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year's actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant under subdivisions (1) and (2) above. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year's actual figures promptly after they are available, and thereupon, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

              5. Landlord's and Tenants obligation to make the adjustments referred to in subdivision (4) above shall survive any expiration or termination of this Lease.

              6. Any delay or failure of Landlord in billing any operating expense escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such operating expense escalation hereunder.

Supplementing Articles 8 and 28 hereof:

                              ASSIGNMENT AND SUBLETTING


  53.    A.   Tenant, for itself, its heirs, distributees, executors,
administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate lessee or sublessee where the net worth of the resulting or surviving corporation is less than [Insert 53A] the net worth of the lessee or sublessee [Insert 53A-3] shall be deemed an assignment of this lease or of such sublease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A [Insert 53A-1] modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed the same shall be discharged by Tenant within [Insert 53A-2] at Tenant's expense, by filing the bond required by Law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

[Insert 53B]

         If a sublease is so made [Insert 53B-1] it shall expressly:

              (a) permit Landlord to make further subleases (of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary [Insert 53B-2];

              (b) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

              (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

              (d) provide that Landlord shall accept. the Leaseback Area "as is" except that Landlord, at Tenant's expense [Insert 53B], shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

              (e) provide that at the expiration of the term of such. sublease Tenant will accept the Leaseback Area in [Insert 53C], subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

         Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease.

         Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

         C. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature of its proposed use of the space, and

(iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

         D. If Landlord shall not have accepted Tenant's offer, as provided in Section B then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting. Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

         E. Tenant understands and agrees that no assignment or subletting shall he effective unless and until Tenant, upon receiving any necessary Landlord's written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

         F.   Anything herein contained to the contrary not withstanding:

              1. Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the then building rental rate for such space.

              2. The transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed

"insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

              3.   No assignment or subletting shall be made:

                   (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the building of which the demised premises form a part, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

                   (b) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

                   (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part.

         G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of the transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction and provided also that any such transaction complies with the other provisions of this Article.

         H. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is [Insert 53D] also, that any such transaction complies with the other provisions of this Article.

         No consent from Landlord shall be necessary under Subdivisions G and H hereof where (i) proof is delivered to Landlord that the net worth or other provisions of G or H, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

         I. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to [Insert 53E] (a) any rent or other consideration paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alterations costs, commissions [Insert 53F-1] and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

         J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment [Insert 53F].

                                    MISCELLANEOUS

 54.     A.   This Lease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Lessee agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by written instrument subscribed by both parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Losses and their respective heirs, distributees, executors, administrators, successors and their permitted assigns.

         B. This Rider modifies and supersedes certain provisions of the printed portion of this Lease. In the event any term, covenant, condition or agreement contained in this Rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the Rider provision shall prevail.

         C. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

                                     RENT CREDIT

    55.  A.   If and so long as Tenant is not in [Insert 55A-1] default under this Lease [Insert 55A], Tenant shall be entitled to a rent credit in the amount of $70,746.00 to be by Landlord applied against the first (1st), second (2nd), third (3rd) , fourth (4th) and fifth (5th) monthly installments of fixed annual rent (without electricity), accruing under this Lease, so that Tenant shall occupy the demised premises free of such fixed annual rent for that period; except that Tenant shall nevertheless be obligated, from and after the commencement date of the term, to pay additional rents hereunder.

         B. If and so long as Tenant is not in [Insert 55A-1] default under this Lease [Insert 55A], Tenant shall be entitled to an additional rent credit in the amount of $363,400.00, to be by Landlord applied against the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) monthly installments of fixed annual rent (without electricity), accruing under this Lease beginning on December 1, 1999, so that Tenant shall occupy the demised premises free of such fixed annual rent for that period; except that Tenant shall nevertheless be obligated, from and after the commencement date of the term, to pay additional rents hereunder.

                                    SPACE DEMISED

    56.  A.   Landlord and Tenant acknowledge and agree that the premises consists of: (a) the entire rentable portion of the 21st floor and a portion of the 20th floor of the building approximately as depicted in yellow on the floor plan annexed hereto and made a part hereof as Exhibit A, the rentable square foot area of which the parties hereto acknowledge and agree equals 21,880 square feet ("Space A"); (b) an additional portion of the 20th floor of the building approximately as depicted in pink on the floor plan annexed hereto and made a part hereof as Exhibit A, the rentable square foot area of which the parties hereto acknowledge and agree equals 5,375 square feet ("Space B"); and (c) the remaining rentable portion of the 20th floor of the Building approximately as depicted in blue on the floor plan annexed hereto and made a part hereof as Exhibit A, the rentable square foot area of which the parties hereto acknowledge and agree equals 5,306 square feet ("Space C").

         B. For purposes of Article 24 of this Lease, the term "base tax year" shall mean: (a) with respect to Space A, (x) from the commencement date of the term hereof (the "Commencement Date") through November 30, 1999, the New York City real estate tax year commencing July 1, 1990 and ending June 30, 1991 and (y) from December 1, 1999 through the expiration date of the term hereof (the "Expiration Date"), the New York City real estate tax year commencing July 1, 1995 and ending June 30, 1996; (b) with respect to Space 2, (x) from the Commencement Date through November 30, 1999, the New York City real estate tax year commencing July 1, 1994 and ending June 30, 1995 and (y) from December 1, 1999 through the Expiration Date, the New York City real estate tax year commencing July 1, 1995 and ending June 30, 1996; and (c) with respect to Space C, the New York City real estate tax year commencing July 1, 1993 and ending June 30, 1996;

         C.   For purposes of Article 52 of this Lease, the term "base year"
shall mean: (a) with respect to Space A, (x) from the Commencement    Date
through November 30, 1999, the calendar year 1990 and (y) from December 1, 1999 through the Expiration Date, the calendar year 1995; (b) with respect to
Space B, (x) from the Commencement     Date through November 30, 1999, the
calendar year 1994 and (y) from December 1, 1999 through the Expiration Date,
the calendar   year 1995; and (c) with respect to Space C, the calendar year
1995.

         D. For purposes of Articles 24 and 52 of this Lease, the term "The Percentage" shall mean: (a) with respect to Space A, 2.188%; (b) with respect to Space B, .5375%, and with respect to Space C, .5306%.

         E. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay any additional rent

                                     ARBITRATION

57. Any dispute between Landlord and Tenant with respect to any issue arising out of this Lease specifically made subject to resolution by arbitration shall be determined by arbitration in New York County, New York in accordance with the rules of the American Arbitration Association. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the "Arbitrator") In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of designation of the Arbitrator
issue a determination   as to whether Landlord's refusal to consent was
unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years, experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

                                    EXISTING LEASE

58.      A.   The parties acknowledge and agree that the within Lease is intended to be in substitution for that certain lease agreement between Landlord and Tenant, dated as of October 1989, as modified by that certain modification agreement, dated as of August 23, 1993 (the "Existing Lease").

         B. The parties hereto covenant and agree that the Existing Lease shall be deemed cancelled effective as of 11:59 p.m. on January 31, 1996 ("the Cancellation Date"), provided, however, that (i) any obligations of Tenant or Landlord under the Existing Lease accruing through and including the Cancellation Date and claims against Tenant or Landlord relating to personal injury or property damage shall survive any such cancellation and shall be and remain obligations of Tenant under the within Lease and (ii) within thirty (30) days of the Cancellation Date, Landlord shall return to Tenant all unapplied security deposited by Tenant pursuant to the Existing Lease.

                           ADDITIONAL PROVISIONS REGARDING
                ELECTRICITY SERVICE, LANDLORD'S WORK, AIR CONDITIONING

    59.  A.    Supplementing Article 41 hereof, Landlord and Tenant acknowledge and agree that electrical feeders in the building known by Landlord and Tenant as electrical feeders "A", "E" and "Y" presently service the premises. Landlord agrees that: (i) Tenant shall have the exclusive use and the available capacity of feeders "A" and "E" as determined by the permissible fuse capacity of the fuse devises servicing the respective feeders as of the date hereof; (ii) Tenant shall be permitted to use feeder "Y" up to a maximum of 180 amperes of riser capacity, exclusive of Landlord's air-conditioning equipment servicing the premises, and (iii) Landlord shall use reasonable efforts to provide Tenant with reasonable prior notification (which may be given orally) of any planned interruption in electrical service to the premises.

         B. (1) Supplementing Articles 32 and 45 hereof, the air-conditioning and heating service to be furnished by Landlord shall supply to the premises for distribution, by Tenant adequate capacity to meet the following criteria assuming (except with respect to areas, such as an MIS room and telephone rooms, for which supplemental cooling is required): (i) Tenant's electrical consumption does not exceed five (5) watts demand load per rentable square toot of the premises; (ii) Tenant's occupancy does not exceed one (1) person per one hundred fifty (150) rentable square feet of the premises; (iii) the entire premises contains an average finished ceiling height not to exceed eight (8) feet, six
(6) inches in height, and (iv) Tenant properly uses blinds or shades:

         (a) Summer: when the outside temperature is 89 degrees F dry bulb and 75 degrees F wet bulb, inside space temperature to be maximum 76 degrees F and 50% relative humidity;

         (b) Winter: when the outside temperature is 5 degrees dry bulb, inside space temperature to be 72 degrees F and 10-20% relative humidity;

         (c)  Outside Air: 20 CFM per person

         (2) Landlord, at its cost and expense, may elect to install any additional package air-conditioning systems (i.e., exclusive of duct work) required in order to meet the aforesaid air-conditioning criteria. Subject to the last sentence of this Subsection B(2), Landlord shall maintain and repair any such air-conditioning systems and operate same at its cost and expense.
Such systems may be installed at Landlord's election in mechanical rooms to be constructed by Landlord, at Landlord's cost and expense, in the premises at locations reasonably designated by Landlord and reasonably approved by Tenant. Tenant shall be permitted, at its cost and expense, to connect an appropriate control to any air-cooled, air-conditioning package systems either existing or installed by Landlord in the premises in order to meet the aforesaid air-conditioning criteria (i.e., exclusive of air-conditioning equipment required for supplemental cooling) to enable Tenant to operate such systems on days and hours in addition to those set forth in Article 45 (B) of this Lease. In such event, any air-conditioning systems which may be operated by such controls shall be connected by Landlord at Tenant's cost and expense to separate electrical meters, which shall be installed by Tenant at Tenant's cost and expense, to enable Landlord to measure separately the electrical consumption of each such system. The type of equipment, method of installation and contractors performing any such work referred to in this Subsection B(2) shall be subject to Landlord's prior written approval. Notwithstanding anything contained herein to the contrary, (x) if any such air-conditioning systems are operated during any Air Conditioning Season, as measured by such meter or meters, (i) in excess of 1,320 hours, Tenant shall pay for electricity consumed by such systems during each such Air Conditioning Season in excess of 1,320 hours in accordance with the provisions of Article 41 of this Lease, and (ii) in excess of 1,518 hours, Tenant shall, at its sole cost and expense, thereafter maintain and repair such air-conditioning system and (y) if any such air-conditioning systems are operated during any Heating Season, as measured by such meter or meters, (i) in excess of 2,060 hours, Tenant shall pay for electricity consumed by such systems during each such Heating Season in excess of 2,060 hours in accordance with the provisions of Article 41 of this Lease and (ii) in excess of 2,382 hours, Tenant shall, at its sole cost and expense, thereafter maintain and repair such air-conditioning system.

         C. Landlord shall, at its expense and with reasonable dispatch, subject to delay by causes beyond its reasonable control or by the action or inaction of Tenant, perform the following work:

         (a) perform all work listed in the infrared thermoscan report annexed hereto and made a part hereof as Exhibit C;

         (b) furnish and install a fire alarm interface panel (to which Tenant may connect ADA horn and strobe lights) on each floor of the premises in locations reasonably designated by Landlord;

         (c) disconnect from feeder "A" and reconnect to feeder "Y" the existing ten (10) ton package air-conditioning unit on the 20th floor of the premises known to Landlord and Tenant as unit "20-1".

                                     OPTION SPACE

    60.  A.   Annexed hereto as Exhibit D is a schedule which describes each separately demised rentable space on the 22nd floor of the Building including the deemed rentable square footage of each such space, the expiration date of the term of each lease therefor, and the percentage applicable thereto for purposes of calculating certain additional rent pursuant to Articles 24 and 52 of this Lease (such space hereinafter referred to collectively as the "Option Space").

         B. Provided that Tenant is not in material default of any of the terms, covenants and conditions of this Lease after notice beyond any applicable grace period provided for in this Lease, Tenant may elect to add to the Demised Premises any separately demised space contained within the Option Space on the terms and in strict compliance with the conditions hereinafter set forth.

         C. Subject to the other provisions of this Article, Option Space may be added to the Demised Premises as follows: Tenant shall give Landlord notice of its election to add to the Demised Premises a particular portion of the Option Space not later than eight (8) months prior to the expiration date of the term of the lease therefor as set forth in Exhibit D hereto. Time shall be of the essence in connection with the exercise by Tenant of any option hereunder.

         D. In the event that Tenant properly and timely exercises its option under this Article, the applicable portion of the Option Space shall be added to the Demised Premises on the date upon which possession of such space is delivered to Tenant (the "Delivery Date"), under the same terms, covenants and conditions of this Lease, except:

         (i) fixed annual rent per annum for the applicable portion of the Option Space shall be at the same rate per annum per deemed rentable square foot as is then payable for the Demised Premises and shall be due and payable as of the Delivery Date;

         (ii) the Percentage as defined in Articles 24 and 52 hereof shall be amended and increased to reflect the percentage and rentable square footage of the applicable portion of the Option Space added to the Demised Premises as set forth in Exhibit F provided, however, the "base tax year" as defined in Article 24 of this Lease and the "base year" as defined in Article 52 of this Lease for the Option Space shall be the same as for Space C demised hereunder.

         (iii) the applicable portion of the Option Space shall be delivered and accepted by Tenant in its then "as-is" condition provided, however, that if and so long as Tenant is not in material default under this Lease after notice and beyond the expiration of any applicable grace period provided for in this Lease, Landlord shall credit against fixed annual rent and additional rent accruing under this Lease with respect to such Option Space a sum up to the product obtained by multiplying (x) $30, by (y) the deemed rentable square foot area of such option Space, by (z) a fraction, the numerator of which is the number of full months remaining in the unexpired portion of the term of this Lease after the Delivery Date (the "Unexpired Term") and the denominator of which is 132. Said amount shall only be credited towards the cost of labor and materials for the portion of alterations to such Option Space which constitutes permanent improvements to made therein prior to Tenant's initial occupancy thereof and shall be credited by Landlord subject to and in accordance with the provisions of Article 47(b) through (d), inclusive, of this Lease governing the crediting of Landlord's Contribution.

         (iv) If and so long as Tenant is not in material default under this Lease after notice and beyond the expiration of any grace period provided for in this Lease, Tenant shall receive a credit against the fixed annual rent accruing for the Option Space after the Delivery Date in an amount equal to the product obtained by multiplying (x) 5/12, by (y) the fixed annual rent payable per annum for such Option Space by (z) a fraction, the numerator of which is the number of full months remaining in the Unexpired Term and the denominator of which is 132.

         E. In the event Tenant duly and properly exercises such option under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such option Space to the Demised Premises for the remainder of the term of this Lease, the increase of the fixed annual rent, the increase of the Percentage and the other modifications as provided above, applicable to such Option Space. Except for such changes, the provisions of this Lease shall apply with respect to such Option Space.

         F. In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised said option with respect to such Option Space, and Tenant agrees upon request of Landlord to confirm such non-exercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article. Notwithstanding anything to the contrary contained in this Article, neither Tenant's exercise of its rights hereunder nor Tenant's failure to exercise its right hereunder with respect to any separately demised space contained within the Option Space shall otherwise affect Tenant's right to add to the Demised Premises any other separately demised space contained within the Option Space as provided for herein.


                                         40A

                               ADDENDA TO LEASE BETWEEN
                              230 PARK AVENUE ASSOCIATES
                                AND HAMBRECHT & QUIST


A. payable in equal monthly installments in advance on the first day of each month subject, however, to the provisions of Article 55 of this Lease

1A. executive, administrative, sales, trading and general offices for the transaction of business and for purposes reasonably related thereto, and for no other purpose.

2A.  within twenty (20) days after demand is given to Lessee therefor.

2B.  (except as expressly provided for in this Lease)

3A.  Subject to the provisions of Article 53 hereof, neither

3B.  Subject to the provisions of Article 53 hereof, if

4A.  five (5)

4B.  ten (10)

4C.  twenty (20)

4D. or if any such petition is filed against Lessee and such petition shall remain undischarged for a period of sixty (60) days

4E. and such execution or attachment shall remain undischarged for a period of twenty (20) days after notice thereof is given to Lessee

4F.  five (5)

5A.  after notice and beyond the expiration of any grace period provided for in
     Article 4 hereof,

5B.  reasonable

5C. based on a default by Lessee beyond any applicable grace period provided for in this Lease,

SD.  and fails to continue to pay all rent and additional rent payable hereunder

5E.  beyond any applicable grace period provided for in this Lease,

6A.  beyond any applicable grace period provided for in this Lease,

6B.  reasonable

7A. , which consent shall not be unreasonably withheld or delayed by Lessor if such alteration, addition or improvement does not affect any plumbing, electrical, mechanical, HVAC or other building system, piping or ducting, PROVIDED that the foregoing provisions shall not apply to any alteration, addition or improvement which is purely decorative in nature or which is non-structural in nature and the cost of which is less than $30,000.00 and which does not affect any plumbing, electrical, mechanical, HVAC or other building system, piping or ducting. All alterations, additions and improvements shall be performed

7B. , which approval will not be unreasonably withheld or delayed by Lessor, provided, however, that Lessor's previous experience with a contractor or mechanic may form a basis upon which Lessor may withhold its consent, and subject to the provisions of Article 48(d) of this Lease.

7C. at the time consent to such installation or alteration is given, provided that Tenant requests such designation at the time such consent is requested,

7D.  expiration or sooner termination of this lease

8A.  thirty (30)

9A.  supplemental

9B. Except as expressly set forth herein, Lessor shall, throughout the term of this Lease, keep and maintain in good order and condition the roof, the exterior walls, the structural elements of the building, the common facilities of the building, including, without limitation, the heating, ventilation and air conditioning system (other than supplemental systems installed by Lessee), the plumbing and other building systems and equipment servicing the premises (other than supplemental systems installed by Lessee) and the lobby. Notwithstanding anything to the contrary contained herein, Lessor's aforesaid obligation shall be inapplicable to the extent that the need for same arises out of the negligence or willful misconduct of Tenant, its employees, agents or invitees, (or Tenant's breach of the terms, covenants or conditions of this Lease.

10A. with all reasonable diligence to its condition as nearly as possible prior to such fire or other casualty,

10B. and additional rent

10C. substantially

10D. nor more than sixty (60)

10E. Lessor shall notify Lessee within ninety (90) days of any damage by fire or other casualty to the building or the premises of Lessor's good faith estimate of the period necessary for Lessor to perform the restoration of the building or premises. If (i) the premises have been damaged or destroyed or the building has been damaged or destroyed such that Lessee's access to the premises is substantially impaired and (ii) the estimated time by Lessor to perform the restoration of the premises or the building is more than nine (9) months after the occurrence of such damage or destruction, Lessee shall have the option, within sixty (60) days of the date such notice is given to Lessee, to elect to terminate this Lease on a date not less than ten (10) nor more than sixty (60) days after the date Lessee's notice is given.

11A. of which notice thereof has been given to Lessee

11B. seven (7) days

11C. two (2)

11D. during normal business hours and on reasonable oral notice to Lessee,

12A. reasonably

12B. if Lessee shall not execute such document within twenty (20) days of a request therefor by Lessor.

12C. Notwithstanding anything to the contrary contained herein, Lessor shall use its reasonable efforts to obtain an agreement in favor of Lessee from the holder of any existing or future mortgage and from the landlord under any future ground or underlying lease which provides in substance that so long as this lease shall be in full force and effect (i) Lessee shall not be named or joined in any action or proceeding to terminate such lease by reason of lessor's default, as tenant thereunder, or any action for foreclosure of such mortgage, (ii) no such termination or foreclosure, or any action or proceeding brought in pursuance thereof, shall cause a cancellation or termination of this lease and (iii) if such overlandlord or mortgagee shall become the owner in fee of the land and building or, in the case of the mortgagee, the assignee of such lease or the lessee of any other lease given in substitution therefor, or if the land, building and/or such lease shall be sold as a result of any action or proceeding to foreclose such mortgage, then provided that lessee shall recognize and attorn to the mortgagee or overlandlord or any of their successors or assigns, this lease shall continue n full force and effect as a direct lease between lessee and the then owner of the land and building or the then lessee of such lease, or the lessee of any other lease given in substitution thereof, or such purchaser of the land, building and/or lease, as the case may be, upon all of the terms, provisions, conditions and obligations of this lease. Lessor represents that there is no existing ground or underlying lease affecting the premises.

13A. and additional rent

13B. and Lessee's liability under Articles 24 and 52 shall be adjusted accordingly, PROVIDED that Lessee may elect to terminate this Lease in the event of a taking of more than 30% of the rentable area of the premises or a taking that substantially impairs Lessee's access to the premises by giving notice of such election not later than sixty (60) days after the date of such taking. Nothing contained in this Section 13 shall be deemed to preclude Lessee from recovering its moving expenses and the value of Lessee's trade fixtures, personal property and any improvements which Lessee is entitled to remove from the premises in accordance with the provisions of this Lease.

14A. Notwithstanding the foregoing, Lessee shall not be required to perform any alteration and/or improvements to the premises in order to comply with laws, order and/or regulations unless such alterations and/or improvements are required by reason of Lessee's particular manner of use of the premises or particular method of operation.

14B. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses including, without limitation, reasonable attorneys' fees by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, order, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for an offense or constitute a default under any lease or mortgage under which Landlord may be obligated or cause the Building or any part thereof to be condemned or vacated.

15A. Lessor covenants and agrees that throughout the term of this Lease, Lessor shall use its best efforts to maintain a certificate of occupancy for the building.

16A. Lessor represents and warrants to Lessee that, except for the portion of the demised premises currently occupied by Lessee, the demised premises are vacant and are not subject to any rights of other tenants or occupants.

18A. , such pipes and conduits shall, if reasonably possible, be
                                          4
     located in the central core areas of the building, above ceiling surfaces, below floor surfaces or within perimeter walls of the premises.

18B. during normal business hours on reasonable oral notice to Lessee (except that in the case of emergency, no notice shall be required)

18C. during an emergency.

18D. reasonably

18E. Lessor shall use its reasonable efforts to cause all work hereunder to be performed at such times an in such manner as to reduce to a minimum interfere with Lessee's use of the premises provided, however, that Lessee acknowledges and agrees that all such work shall be performed during normal business hours on normal business days. If any such work shall reduce the square footage comprising the floor area of the premises on the date hereof in excess of 5% in the aggregate, Lessee shall be entitled to a proportional abatement of rent and additional rent.

18F. , PROVIDED that such changes do not substantially impair Lessee's access to the premises

20A. , PROVIDED that (i) the foregoing indemnity shall not be applicable to any claim resulting from the negligence or wilful misconduct of Lessor or its agents, employees, contractors or invitees, (ii) Lessor shall give Lessee prompt notice of any such claim, (iii) Lessee shall have the right to assume the defense thereof with attorneys selected by Lessee and (iv) Lessor shall not settle any such claim without giving Lessee at least ten
     (10) days prior within notice.

21A. reasonable

21B. Lessor shall use its reasonable efforts to cause such repairs, alterations or additions to be completed as quickly as possible and in a manner such as to reduce to a minimum interference with Lessee's use of the premises.

21C. or any subtenant or occupant of the premises

21D. of which Lessor did not have actual knowledge

22A. on the Commencement Date (hereinafter defined)

24A-1. only

24A. excluding, however, inheritance, income, franchise, profit, estate, successor, gains, transfer or other taxes, interest and late payment penalties.

24B. provided, however, that except as specifically provided for herein, such taxes and impositions shall be excluded from the definition of "real estate taxes."

24C. by Lessee as follows:

     After Landlord has furnished Tenant with the aforesaid statement, Tenant shall pay Landlord with the monthly installments of rent due on June 1 and December 1 of each such comparative year an amount equal to one-half (1/2) of the total sum of additional rent due from Tenant to Landlord pursuant to such statement for such comparative year. If, during the term of this Lease, any such taxes are required to be paid to the taxing authority, in full or in quarterly or other installments, (on any other date or dates than as presently required, then Tenant's tax escalation payment(s) shall be correspondingly accelerated so that said payments are due thirty (30) days prior to the date proportionate payments are due to the taxing authority. If a statement is furnished to Tenant after the commencement of the comparative year in respect of which such statement is rendered, Tenant shall, within fifteen (15) days thereafter pay to Landlord an amount equal to those installments of the total tax escalation payable as provided in the preceding sentence during the period prior to the first date of the month next succeeding the month in which the applicable statement has been furnished.

24D. the base tax year and

24E. thirty (30)

24F. and Landlord shall apply any amount due Tenant as a credit against the next installments of rent and additional rent accruing under this Lease during the term of this Lease or, after the expiration thereof, promptly refund such amount to Tenant.

26A. other than mandatory or compulsory counterclaims

27A. a rate equal to 2% in excess of the rate announced from time to time by Citibank, N.A. in its New York offices as its Base Rate.

27B. Notwithstanding the foregoing, Lessor agrees not to enforce any rule or regulation in a discriminatory manner.

28A. abandons

28B. and shall default in the payment of fixed annual rent or additional rent hereunder, then the sum set forth in subsection C of this Article shall immediately become due and payable to Lessor.

28C. the amount by which the fixed annual rent and additional rent payable hereunder for the period to the expiration date of this Lease from the date of such breach together with all reasonable out-of-pocket expenses of Lessor in obtaining possession of, and in effecting the reletting of the premises including, without limitation, alteration costs, commissions, concessions and legal fees, exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the prime rate of interest charged by Chemical Bank, New York, on the date of such breach to present worth.

29A. shall

29B. and

29C. to the last address designated in writing by Lessee. Bills shall be delivered personally at the premises.

29D. personal

30A. 50% of

30B. for other than ordinary lavatory use

31A. negligence or wilful misconduct

32A. i.e., New Year's Day, President's Day, Memorial Day, Fourth of July, Labor
     Day, Thanksgiving and Christmas) and a minimum of one (1) passenger elevator from the lobby to the premises 24 hours per day, seven days per week.

32B. the specifications annexed hereto and made a part hereof as Exhibit B,

35A. to the extent permitted by law and if Lessee shall take such other action as Lessor shall reasonably request so as to permit Lessor, to the maximum extent legally permissible, to collect the rent which would be payable pursuant to this Lease but for such lease rent restriction.

41A. Notwithstanding anything to the contrary contained herein, Lessor shall provide electricity to Lessee on a submetering basis and shall not change such basis to a rent inclusion basis or to an alternative charge basis unless required by law (a "Required Change")

41B. twenty (20)

41C. or "rent inclusion" (if permitted hereunder)

41D. The ERIF shall be the amount determined by applying the estimated electrical load of Tenant, which shall be deemed to be the demand (KW) (and which shall reflect a proper diversity factor), and hours of use thereof, which shall be deemed to be the energy (KWH), as determined by the electrical consultant as hereinafter provided, to the rate charged for such load and energy usage in the service classification set forth in subsection
     (A) hereof and calculated in the manner provided for therein. Pending completion of the initial survey to be conducted by Landlord's electrical consultant hereunder, the ERIF shall be equal to the amount billable to Tenant for Tenant's consumption of electricity (energy and demand) as computed from a meter (or meters in accordance with the provisions of Subsection (A) of this Article during the twelve (12) month period immediately prior to the Required Change divided by the average deemed rentable square foot area of the premises during said twelve month period.

41E. computer equipment, trading desk,

41F. Subject to the provisions of Article 59 of this Lease, any additional

41G. Notwithstanding anything herein to the contrary, Lessor shall not voluntarily discontinue to furnish electrical service to the premises until Lessee shall have made arrangements to obtain electricity from the public utility serving the building unless Lessee shall not use its good faith and reasonable efforts in obtaining such electricity from the public utility.

41H. thirty (30)

42A. other than Landlord's interest in the Building.

42B. amount due from Tenant as

42C. after notice and beyond any applicable grace period provided for in this Lease

42D. reasonable

42E. in instituting, prosecuting or defending any proceeding

42F. within twenty (20) days after demand

43A. neither

43B. nor Tenant

43C. by removing

43D. ten (10)

43E. and Lessor shall have given not less than ten (10) days notice of the date upon which such restoration work shall be substantially completed to Tenant.

44A. , its agents, servants, employees, contractors and any permitted assigns, subtenants and occupants of the premises,

44B. The use of the premises for the purposes set forth in Article 1 of this Lease (as opposed to the manner of use or method of operation therein) shall be deemed not to violate the foregoing provisions.

44C. B plus

44D. after notice and beyond the expiration of any applicable grace period provided for in this Lease

44E. twenty (20)

44F. or Lessor shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed.

46A. standard

46B. reasonably

48A. Subject to the provisions of Article 7 of this Lease,

48B. , such approval not to be unreasonably withheld or delayed,

48C. provided that such limits do not exceed the limits then required by owners of comparable class A buildings in midtown Manhattan in connection with the performance of such work.

48D. and which shall be performed by Landlord, its agents, or contractors, at the request of Tenant

48E. $30,000.00

48F. provided, however, that nothing contained herein shall require Tenant to use Landlord, its agents or contractors, to perform alterations or other work in the demised premises.

49A. not to be unreasonably withheld or delayed

50A. including

50B. Landlord shall pay any commission due and owing the Brokers pursuant to the terms of separate agreements.

51A. which may be sought by arbitration in accordance with the provisions of
     Article 57 of this Lease.

52A. or paid

52A-1. (except to the extent included in real property taxes)

52A-2. in accordance with GAAP, consistently applied,

52A-3. over the useful life thereof

52B. The following costs and expenses shall also be excluded from operating expenses: (1) real estate taxes, (2) franchise and income taxes imposed upon Lessor, (3) debt service under any mortgage on the property and any refinancing thereof and any costs incurred in connection with such mortgage or refinancing, (4) leasing commissions, (5) capital improvements to the building or land except for the cost of capital improvements made by Lessor either (x) to reduce operating expenses, or (y) pursuant to a requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction, in either case calculated as follows: the cost of any, such capital improvement shall be amortized on a straight-line basis over the useful life thereof under generally accepted accounting principles, and the annual amortization Of such capital improvements shall be included in operating expenses, (6) the cost of electrical energy furnished to tenants of the property to the extent reimbursed, (7) the cost of tenant installations and decorations incurred in connection with preparing space for any tenant, (8) salaries or fringe benefits of personnel above the grade of building manager, (9) rent payable under the Master Lease or any subsequent master lease, (10) the cost of any items to the extent to which such cost is reimbursable to Lessor by tenants of the property (other than pursuant to this section 52), insurance or condemnation proceeds or third parties, (11) depreciation of the building and amortization charges, and
     (12) fees payable to any entity which is related to Lessor or which is owned or controlled by Lessor or Lessor's principals to the extent such fees are in excess of the market rate for such services. Operating expenses shall be net of rebates, credits and similar items of which Landlord receives the benefit.

52C. provided, however, that costs for same included in any comparative year shall not exceed the reasonably estimated savings or reduction in expenses realized for such comparative year.

52D. the base year or

52E. thirty (30)

52E-1. provided, however, that if the term hereof has expired, any such overpayment shall be promptly refunded to Tenant.

52F. Provided that (i) notice is given by Tenant in a timely fashion under subsection (b)(2) of this Article and (ii) all additional rent is paid to Landlord in accordance with the statement furnished to Tenant by Landlord under this Article; Landlord shall grant Tenant or Tenant's certified public accountants reasonable, uninterrupted access to so much of Landlord's books and records as may be required for the purposes of verifying the Expenses incurred for the comparative year then just ended (hereinafter, an "Audit") during normal business hours at the place where they are regularly maintained in New York, New York, for a period of forty-five (45) days from the date notice is given by Tenant under Subsection (b)
     (2) of this Article. Tenant and its accountants shall execute a reasonably appropriate confidentiality agreement prior to the time access to Landlord's books and records is given. Notwithstanding anything to the contrary contained in this Article, any Audit which may be performed under this Article by Tenant's certified public accountants shall be performed only on an hourly fee basis. Tenant shall provide Landlord with proof reasonably satisfactory to Landlord of the fee basis upon which Tenant's certified public accountants are performing such Audit prior thereto. Any overpayment in Expenses determined by the parties to have been made by Tenant shall be credited by Landlord against future installments of fixed annual rent due hereunder, or in the event that the term of this lease has expired, refunded to Tenant.

53A. sixty-six percent (66%) of the

53A-1. material

53A-2. thirty (30) days after notice is given to tenant thereof, or Tenant learns of such lien, whichever date is earlier.

53A-3. as of the date hereof

53B. If Lessee desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Lessor a notice (the "Offer") which states with respect to a prosecutive assignment or subletting, all of the specific economic and all other terms and conditions upon which Lessee is willing to assign this lease or sublet the premises, or any portion thereof, whichever may be applicable. Lessor shall have a period of thirty (30) days from the receipt of such offer to either accept or reject the same. If Lessor shall accept the Offer, Lessee and

     Lessor (or its designee) shall then execute and deliver an assignment or sublease of the space, as the case may be, which in either case shall contain the terms contained in the offer and shall be in a form delivered pursuant to this Article. If Lessor shall not accept the Offer, then Lessor shall not unreasonably withhold or delay its consent to an assignment of this Lease or a sublease of the demised premises, as the case may be, provided, however, that any such assignment or subletting (a) shall be on economic terms equal to at least ninety-five (95%) percent of the economic terms contained in the offer, (b) shall be for a term expiring not more than three (3) months before or beyond the term designated in the offer and upon all other material terms and conditions contained therein and (c) shall comply with all other applicable provisions of this Article.

53B-1. between Landlord and Tenant

53B-2. provided Tenant will not be required to remove any such changes, installations and improvements or restore that portion of the premises so subleased to the condition existing prior to the effective date of such subleasing.

53B-3. unless otherwise provided in the offer

53C. the condition required under the terms of the Offer

53C-1. from and after the effective date of such assignment

53D. not less than sixty-six (66%) of the net worth of the Tenant as of the date hereof

53E. fifty (50%) percent of

53F. which may be sought by arbitration pursuant to Article 57 of this Lease.

     K. Notwithstanding anything in this lease to the contrary, Lessee may assign this lease or sublet all or any portion of the premises without the consent of Lessor and without complying with Articles 3 or 53 of this Lease to any entity which, directly or indirectly, controls or its controlled by or is under common controls or is controlled by or is under common control with Lessee. In addition, notwithstanding anything in this Lease to the contrary, transactions with an entity with which Lessee is merged or consolidated or which shall or substantially all of Lessee's assets are transferred or to which a controlling interest in Lessee's stock or partnership interest is transferred shall not be deemed. an assignment or subletting within the meaning of Articles 3 or 53 of this Lease and the provisions thereof shall not be applicable to any such transactions, PROVIDED that the successor to Lessee has a net worth at least equal to 66% of the Lessee's net worth immediately prior to such transaction.

     L. In addition to its rights provided for elsewhere in this Article, Lessee shall have the right to enter into an occupancy agreement, whether or not denominated a sublease agreement, with other persons or entities which entitle such persons or entities to occupy space in the premises, but only if (a) no partition walls are installed for such occupant other than an ordinary office to enclose such occupant's space, (b) no separate entrance to the elevator lobby or common area on a floor is installed for such occupancy, (c) the total amount of all space in the premises occupied by all such occupants shall not exceed, in the aggregate, 20% of the premises and (d) such persons or entities shall not at that time be a tenant, subtenant or other occupant of any part of the building of which the demised premises form a part, or has dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding the effective date of such occupancy agreement. The consent of Lessor shall not be required for any occupancy agreement which satisfies the requirements of this Section 53L, but Lessee shall, within thirty (30) days after completing any such occupancy agreement, give written notice to Lessor identifying the occupant by name and address and specifying the space to be occupied by such occupant. Lessee shall give Lessor such additional information concerning any such occupant or the terms of any occupancy agreement as Lessor reasonably requests, Sections 3 and 53I of this Lease shall not apply to any occupancy agreement permitted by this section 53L. No occupancy agreement permitted by this section 53L shall constitute a "sublease" for other purposes of this Lease.

53F-1. advertising costs,

55A. after notice and beyond the expiration of any applicable grace period provided for in this Lease

55A-1. material

R1.  unreasonable

R2.  which approval shall not be unreasonably withheld or delayed

R3.  which consent shall not be unreasonably withheld or delayed

R4.  reasonably

R5.  visible from outside of the premises

R6.  thirty (30)

                                      EXHIBIT A


                      [Graphic Floor Plan of 21st & 22nd Floors]

                                      EXHIBIT A


                      [Graphic Floor Plan of 19th & 20th Floors]

                                      EXHIBIT B


                               CLEANING SPECIFICATIONS

A)  GENERAL CLEANING - NIGHTLY
- -   Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

- -   Carpet sweep all carpets and rugs four (4) times per week

- -   Vacuum clean all carpets and rugs, once (1) per week

- -   Police all private stairways and keep in clean condition

- -   Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

- -   Clean all cigarette urns and replace sand or water as necessary

- -   Remove all normal wastepaper and tenant rubbish to a designated area in the premises (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture etc.)

- -   Dust all furniture, and window sills as necessary

- -   Dust clean all glass furniture tops

- -   Dust all chair rails, trim and similar objects as necessary

- -   Dust all baseboards as necessary

- -   Wash clean all water fountains

- -   Keep locker and service closets in clean and orderly condition

B)  LAVATORIES - NIGHTLY (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES)

- -   Sweep and mop all flooring

- -   Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

- -   Wash and disinfect all basins, bowls and urinals

- -   Wash both sides of all toilet seats

- -   Dust all partitions, tile walls, dispensers and receptacles

- -   Empty and clean paper towel and sanitary disposal receptacles

- -   Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

- -   Remove all wastepaper and refuse to designated area in the premises

C)  LAVATORIES - PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES

- -   Machine scrub flooring as necessary

- -   Wash all partitions, tile walls, and enamel surfaces periodically, using.
    proper disinfectant when necessary

D)  DAY SERVICES - DUTIES OF THE DAY PORTERS

- -   Police ladies, restrooms and lavatories, keeping them in clean condition

- -   Fill toilet dispensers; materials to be furnished by Landlord

- -   Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)  SCHEDULE OF CLEANING

- -   Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

- -   All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

- -   All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting



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          [Exhibit C - Electrical Test Report - is omitted as immaterial]






  [Attachment I - Infrared and Thermographic Results - is omitted as immaterial]





          [Attachment II - Areas Subject to Testing - is omitted as immaterial]





     [Attachment III - Dranetz 808 Metering Results - is omitted as immaterial]